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                                                                   EXHIBIT 10(p)


                          FAMILY INCOME ASSURANCE PLAN

                              SUMMARY DESCRIPTION


     The Walt Disney Company (the "Company") has in effect a Family Income

Assurance Plan for certain key executives.  Coverage under this self-insured plan provides that in the event of the death of a participating key executive while employed by the Company, the eligible spouse, same sex domestic partner,

or dependent child is entitled to receive an amount equal to 100% of the executives salary in effect at the date of death for the first year after such date of death, 75% thereof during the second year, and 50% thereof during the third year.